SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549


                             FORM 8-K


                          Current Report
                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported):  June 18, 1996



                            IMGE, INC.

      (Exact name of registrant as specified in its charter)


                             DELAWARE

          (State or other jurisdiction of incorporation)



      0-8354                                    95-2094565
(Commission  File No.)                       (I.R.S. Employer
                                            Identification No.)



                     285 Tanglewood Crossing
                    Lawrence, New York  11559
      (Address and Zip Code of Principal Executive Offices)



                        (516) 239-8067
        Registrant's telephone number, including area code





                          Not Applicable
                 (Former name or former address,
                  if changed since last report)



ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


Pursuant to an Agreement, dated June 18, 1996 (the "Acquisition Agreement"), between nStor Corporation, Inc. ("nStor"), a Delaware corporation, and Registrant, on June 18, 1996 (the "Closing Date") Registrant acquired 80% of nStor's outstanding shares of capital
stock from nStor for $500,000 in cash.   On the Closing Date, nStor
acquired certain assets and assumed certain liabilities (the "Business") of Seagate Peripherals, Inc. ("Seagate"), pursuant to an Asset Purchase Agreement, dated as of May 23, 1996, as amended, between Seagate, as seller, and Intelligent Manufacturing Systems, Inc. ("IMS"), as purchaser. In connection with the Acquisition Agreement, IMS assigned its rights under the Asset Purchase Agreement to nStor. Seagate consented to the assignment and acknowledged and agreed that nStor was entitled to rely upon and enforce all representations, warranties, covenants and agreements of Seagate contained in said Asset Purchase Agreement.

The Business acquired by nStor from Seagate consisted of the Seagate Storage Systems Group (formerly Conner Storage Systems Corp.). As a result of the acquisition, nStor currently produces and markets the nStor product line, which provides users with high capacity storage and uninterrupted access to data, and features a full line of robust, fault tolerant Redundant Array of Independent Disks (RAID) subsystems, designed for use in heterogeneous environments, particularly for storage-hungry applications such as video, document imaging, multimedia, internet applications, or transaction-heavy environments, such as banking and order entry systems.

R. Daniel Smith ("Smith") is the sole owner and Chief Executive
Officer of IMS and owns the remaining 20% of the outstanding shares of capital stock of nStor. On the Closing Date, nStor, Smith and Registrant executed a Letter Agreement pursuant to which nStor and Smith agreed to enter into an Employment Agreement within 60 days thereof, for a term of a minimum of three (3) years, whereby Smith will: (1) become President, Chief Executive Officer and a director of nStor; (2) receive a base salary of $150,000 per year with annual increases based on nStor's performance; (3) participate in a bonus compensation package consisting of 20% of nStor's cumulative net operating profit; and (4) execute a standard non-compete agreement. On the Closing Date, Registrant loaned $316,000 to nStor pursuant to a Promissory Note, dated June 18, 1996, which matures on September 17, 1996, bears interest at ten percent (10%) per annum, is collateralized by substantially all the assets of nStor and is guaranteed by Smith, which guaranty is collateralized by a collateral assignment to Registrant of Smith's 20% interest in nStor. Registrant further provided a $1,500,000 revolving line of credit pursuant to a Promissory Note, dated June 18, 1996, which matures on June 17, 1999, bears interest at ten percent (10%) per annum, is collateralized by substantially all the assets of nStor and is guaranteed by Smith. Smith's guaranty is collateralized by a collateral assignment to Registrant of Smith's 20% interest in nStor and terminates 60 days from the Closing Date.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)  Financial Statements.

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 3, 1996.

     (b)  Pro Forma Financial Information

As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial information required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after July 3, 1996.



     (c)  Exhibits.

     Description of Documents (to be filed by Amendment)

  10.1    Agreement, dated June 18, 1996, between nStor
          Corporation, Inc. ("nStor") and IMGE, Inc. ("IMGE").

  10.2 Asset Purchase Agreement, dated as of May 23, 1996, between Seagate Peripherals, Inc. ("Seagate"), as seller and Intelligent Manufacturing Systems, Inc. ("IMS"), as purchaser.

  10.3    Amendment No.1 to the Asset Purchase Agreement, as of
          June 4, 1996, between Seagate and IMS.

  10.4    Assignment of Asset Purchase Agreement by IMS to nStor.

  10.5    Consent to Assignment of Asset Purchase Agreement by
          Seagate.

  10.6    Shareholders Agreement, dated June 18, 1996, among nStor,
          IMGE and Smith.

  10.7    $316,000 Promissory Note from nStor to IMGE.

  10.8    $1,500,000 Promissory Note from nStor to IMGE.

  10.9    Continuing Unlimited Guaranty by Smith regarding $316,000
          Promissory Note.

  10.10   Continuing Unlimited Guaranty by Smith regarding
          $1,500,000 Promissory Note.

  10.11   Hypothecation Security Agreement by Smith regarding
          $316,000 Promissory Note.

  10.12   Hypothecation Security Agreement by Smith regarding
          $1,500,000 Promissory Note.

  10.13   Letter Agreement among nStor, Smith and IMGE.

  10.14   Letter to nStor, dated June 18, 1996, by IMGE.











                            SIGNATURES


          Pursuant to the requirements of the Securities and Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         IMGE, INC.

                            /s/ Michael Wise
                         _________________________
                         Michael Wise, President






     Date:  July 2, 1996